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                                                                     EXHIBIT 3.1

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               HEALTHSPRING, INC.

         HEALTHSPRING, INC. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

         FIRST:  The name of the Corporation is HealthSpring, Inc.

         SECOND: The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 29, 2004. The original Certificate of Incorporation was amended on September 21, 2005 to change the name of the Corporation from NewQuest Holdings, Inc. to HealthSpring, Inc, and [on the date hereof] to effect a ___ for one reverse stock split of the Corporation's outstanding common stock.

         THIRD: At a meeting of the Board of Directors of the Corporation a resolution was duly adopted pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, setting forth this Amended and Restated Certificate of Incorporation and declaring this Amended and Restated Certificate of Incorporation to be advisable. The stockholders of the Corporation duly approved and adopted this Amended and Restated Certificate of Incorporation by written consent in accordance with Sections 228, 242, and 245 of the General Corporation Law of the State of Delaware.

         FOURTH: The Certificate of Incorporation of the Corporation, as amended, is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I
                                      NAME

         The name of the Corporation is HealthSpring, Inc. (hereinafter, the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

         The address of the Corporation's registered office in the State of Delaware is 9 East Loockerman Street, Suite #1-B, in the City of Dover, County of Kent, 19901. The name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE III
                                     PURPOSE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").


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                                   ARTICLE IV
                                  CAPITAL STOCK

         The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is ___________________________ (_____________) shares, of which:

         (i) __________________ (__________________) shares shall be shares of common stock, par value $0.01 per share (the "Common Stock"); and

         (ii) Five Million (5,000,000) shares shall be shares of preferred stock, par value $0.01 per share (the "Preferred Stock").

Such stock may be issued from time to time by the Corporation for such consideration as may be fixed by the Board of Directors of the Corporation.

         SECTION 1. COMMON STOCK. Except as (i) otherwise required by law or
(ii) expressly provided in this Amended and Restated Certificate of Incorporation (as amended from time to time), each share of Common Stock shall have the same powers, rights, and privileges and shall rank equally, share ratably, and be identical in all respects as to all matters.

                  (A) Dividends. Subject to the rights of the holders of any class or series of Preferred Stock, and to the other provisions of this Amended and Restated Certificate of Incorporation (as amended from time to time), holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities, or other property of the Corporation as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

                  (B) Voting Rights. At every annual or special meeting of stockholders of the Corporation, each holder of Common Stock shall be entitled to cast one vote for each share of Common Stock standing in such holder's name on the stock transfer records of the Corporation.

                  (C) Liquidation Rights. In the event of any liquidation, dissolution, or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation's debts and amounts payable upon shares of any class or series of Preferred Stock entitled to a preference, if any, over holders of Common Stock upon such dissolution, liquidation, or winding up, the remaining net assets of the Corporation shall be distributed among holders of shares of Common Stock equally on a per share basis. A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph (C).

                  (D) Conversion Rights. The Common Stock shall not be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same class of the Corporation's capital stock.


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                  (E) Preemptive Rights. No holder of Common Stock shall have any preemptive or subscription rights hereunder with respect to the Common Stock or any other securities of the Corporation, or to any obligations convertible (directly or indirectly) into securities of the Corporation whether now or hereafter authorized.

         SECTION 2. PREFERRED STOCK. The Board of Directors is authorized, subject to limitations prescribed by law or any exchange on which the Corporation's securities may then be listed, to provide by resolution or resolutions for the issuance of all or any of the shares of Preferred Stock in one or more class or series, to establish the number of shares to be included in each such class or series, and to fix the voting powers, designations, powers, preferences, and relative, participating, optional, or other rights, if any, of the shares of each such class or series, and any qualifications, limitations, or restrictions thereof including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions. Irrespective of the provisions of Section 242(b)(2) of the DGCL, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote, without the separate vote of the holders of the Preferred Stock as a class. Subject to Article IV(ii), the Board of Directors is also expressly authorized to increase or decrease the number of shares of any class or series of Preferred Stock subsequent to the issuance of shares of that class or series, but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such class or series.

                                   ARTICLE V
                                    DURATION

         The Corporation is to have perpetual existence.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         SECTION 1. NUMBER OF DIRECTORS. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances as set forth in a certificate of designation relating to any such class or series of Preferred Stock, the number of directors which shall constitute the Board of Directors shall be not less than three, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office.


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         SECTION 2. ELECTION AND TERM OF OFFICE. The directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote in the election of directors; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Amended and Restated Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes of such class or series present in person or represented by proxy at the meeting and entitled to vote in the election of such directors. The directors shall be elected and shall hold office only in this manner, except as provided in Section 4 of this Article VI. Each director shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation, disqualification, or removal. Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

         SECTION 3. CLASSES OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, the directors shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III, respectively. At the annual meeting of stockholders held in 2006, the term of office of the Class I directors shall expire and Class I directors shall be elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. At the annual meeting of stockholders held in 2007, the term of office of the Class II directors shall expire and Class II directors shall be elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. At the annual meeting of stockholders held in 2008, the term of office of the Class III directors shall expire and Class III directors shall be elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected. At each succeeding annual meeting of stockholders, directors shall be elected for a term ending on the date of the third annual meeting of stockholders following the annual meeting at which such director was elected to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding any provision of this section to the contrary, each director shall serve until his or her successor is duly elected and qualified or until his or her death, resignation, disqualification, or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         SECTION 4. NEWLY-CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or any other cause may be filled, so long as there is at least one remaining director, only by the Board of Directors, provided that a quorum is then in office and present, or by a majority of the directors then in office, if less than a quorum is then in office, or by the sole remaining director. Directors elected to fill a newly created directorship or other vacancies shall hold office until such director's successor has been duly elected and qualified or until his or her earlier death, resignation, or removal as hereinafter provided.


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         SECTION 5. REMOVAL OF DIRECTORS. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director may be removed from office at any time but only for cause, at a meeting of the stockholders called for that purpose, and only by the affirmative vote of the holders of at least a sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of Common Stock entitled to vote generally in the election of directors, voting together as a single class.

         SECTION 6. RIGHTS OF HOLDERS OF PREFERRED STOCK. Notwithstanding the provisions of this Article VI, whenever the holders of one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies, and other features of such directorship shall be governed by the rights of such Preferred Stock as set forth in the certificate of designations governing such series.

         SECTION 7. BYLAWS. The Board of Directors is expressly authorized to adopt, amend, or repeal the Bylaws of the Corporation. Any alteration or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of at least sixty-six and two-thirds percent (66-2/3%) of the outstanding shares of the Corporation entitled to vote on such alteration or repeal.

                                  ARTICLE VII
                             LIMITATION OF LIABILITY

         To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader director protection than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty owed to the Corporation or its stockholders. Any repeal or modification of this Article VII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 1. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness) in any actual or threatened action, suit, or proceeding, whether civil, criminal, administrative, or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation or of a partnership, limited liability company, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, or agent or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case

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of any such amendment, only to the extent that such amendment permits the
Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability, and loss (including attorneys' fees and related disbursements, judgments, fines, excise taxes, and penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA"), penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee, agent, partner, member, or trustee and shall inure to the benefit of his or her heirs, executors, and administrators. Each person who is or was serving as a director, officer, employee, or agent of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation. Any indemnification (but not advancement of expenses) under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (a) by a majority vote of the directors who were not parties to such proceeding (the "Disinterested Directors"), even though less than a quorum, (b) by a committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (c) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (d) by the stockholders.

         SECTION 2. ADVANCEMENT OF EXPENSES. Expenses (including attorneys' fees, costs, and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VIII. The majority of the Disinterested Directors (or a committee thereof) may, in the manner set forth above, and upon approval of such Indemnitee, authorize the Corporation's counsel to represent such person in any proceeding, whether or not the Corporation is a party to such proceeding.

         SECTION 3. PROCEDURE FOR INDEMNIFICATION. Any indemnification or advance of expenses (including attorneys' fees, costs, and charges) under this
Article VIII shall be made promptly, and in any event within thirty days upon the written request of the Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefore pursuant to the terms of this Article VIII). The right to indemnification or advances as granted by this Article VIII shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within thirty days. Such person's reasonable costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole


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or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney's fees, costs, and charges) under this Article VIII where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         SECTION 4. OTHER RIGHTS; CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or Disinterested Directors, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director, officer, employee, or agent, and shall inure to the benefit of the estate, heirs, executors, and administers of such person. All rights to indemnification under this Article VIII shall be deemed to be a contract between the Corporation and each director, officer, employee, or agent of the Corporation who serves or served in such capacity at any time while this
Article VIII is in effect. Any repeal or modification of this Article VIII or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such person or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions, or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VIII, references to "the Corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise shall stand in the same position under the provisions of this
Article VIII, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.


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         SECTION 5. INSURANCE. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any expense, liability, or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expense, liability, or loss under the DGCL.

         SECTION 6. RELIANCE. Persons who after the date of the adoption of this provision become or remain directors, officers, employees, or agents of the Corporation or who, while a director, officer, employee, or agent of the Corporation, become or remain a director, officer, employee, or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advancement of expenses, and other rights contained in this Article VIII in entering into or continuing such service. The rights to indemnification and to the advance of expenses conferred in this Article VIII shall apply to claims made against an Indemnitee arising out of acts or omissions that occurred or occur both prior and subsequent to the adoption hereof.

         SECTION 7. SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VIII as to all expense, liability, and loss (including attorneys' fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, other penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VIII to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the full extent permitted by applicable law.

                                   ARTICLE IX
                SPECIAL MEETINGS OF STOCKHOLDERS; ADVANCE NOTICE

         For so long as the Corporation's Common Stock is registered under
Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), special meetings of stockholders of the Corporation may be called only by either the Board of Directors pursuant to a resolution adopted by the affirmative vote of the majority of the total number of directors then in office or by the chairman of the board or the chief executive officer of the Corporation. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

                                   ARTICLE X
                  CORPORATE OPPORTUNITIES; CERTAIN TRANSACTIONS

         SECTION 1. CERTAIN ACKNOWLEDGEMENTS. In recognition and anticipation that: (i) the directors, officers, members, managers and/or employees of GTCR Golder Rauner, LLC, GTCR Golder Rauner II, LLC or any of their respective affiliates or investment funds (collectively, "GTCR") may serve as directors and/or officers of the Corporation, (ii) GTCR may engage in the


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same or similar activities or related lines of business as those in which the
Corporation, directly or indirectly, may engage and/or other business activities that overlap with or complete with those in which the Corporation, directly or indirectly, may engage, (iii) non-employee directors of the Corporation may engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or complete with those in which the Corporation, directly or indirectly, may engage and (iv) the Corporation and its subsidiaries may engage in material business transactions with GTCR and that the Corporation is expected to benefit therefrom, the provisions of this Article X are set forth to regulate and define the conduct of certain affairs of the Corporation as they may involve GTCR and its directors, officers, members, managers and/or employees, and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith.

         SECTION 2. COMPETITION AND CORPORATE OPPORTUNITIES. Neither GTCR nor any non-employee director shall have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries. In the event that GTCR or any non-employee director acquires knowledge of a potential transaction or matter which may be a corporate opportunity for themselves and the Corporation or any of its subsidiaries, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, and neither GTCR nor any non-employee director shall have any duty to communicate or offer such corporate opportunity to the Corporation or any of its subsidiaries and may pursue or acquire such corporate opportunity for themselves or direct such corporate opportunity to another person.

         SECTION 3. ALLOCATION OF CORPORATE OPPORTUNITIES. In the event that a non-employee director of the Corporation acquires knowledge of a potential transaction or matter which may be a corporate opportunity for the Corporation or any of its subsidiaries and such non-employee director, neither the Corporation nor any of its subsidiaries shall have any expectancy in such corporate opportunity, unless such corporate opportunity is expressly offered to such non-employee director solely in his or her capacity as a director of the Corporation.

         SECTION 4. AGREEMENTS AND TRANSACTIONS WITH GTCR. In the event that GTCR enters into an agreement or transaction with the Corporation or any of its subsidiaries, a director or officer of the Corporation who is also a director, officer, member, manager and/or employee of GTCR shall have fully satisfied and fulfilled the fiduciary duty of such director or officer to the Corporation and its stockholders with respect to such agreement or transaction, if:

                  (A) The agreement or transaction was approved, after being made aware of the material facts of the relationship between each of the Corporation or subsidiary thereof and GTCR and the material terms and facts of the agreement or transaction, by (i) an affirmative vote of a majority of the members of the Board of Directors of the Corporation who are not persons or entities with a material financial interest in the agreement or transaction ("Interested Persons"), or (ii) an affirmative vote of a majority of the members of a committee of the Board of Directors of the Corporation consisting of members who are not Interested Persons;

                  (B) The agreement or transaction was fair to the Corporation at the time the agreement or transaction was entered into by the Corporation; or


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                  (C) The agreement or transaction was approved by an
affirmative vote of a majority of the shares of the Corporation's Common Stock entitled to vote, excluding GTCR and any Interested Person; provided, that, if no Common Stock is then outstanding, a majority of the voting power of the Corporation's capital stock entitled to vote, excluding GTCR and any Interested Person.

                                   ARTICLE XI
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by the DGCL, and all rights conferred upon stockholders herein are granted subject to this reservation. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or otherwise, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Amended and Restated Certificate of Incorporation, the Bylaws of the Corporation, or otherwise, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66-2/3%) of the voting power of all outstanding shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt any provision inconsistent with, to amend or repeal any provision of, or to adopt a bylaw inconsistent with, Articles III, V, VI, VII, VIII, IX, X, XI and XII of this Amended and Restated Certificate of Incorporation.

                                  ARTICLE XII
                               SECTION 203 OF DGCL

         The Corporation expressly elects not to be governed by Section 203 of the DGCL.


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         IN WITNESS WHEREOF, this Amended and Restated Certificate of
Incorporation, which restates, integrates, and amends and restates the original Certificate of Incorporation of the Corporation, and which has been duly adopted in accordance with Sections 228, 242, and 245 of the DGCL, has been executed on behalf of HealthSpring, Inc. by the undersigned officer, thereunto duly authorized, this _____ day of ____________________, 200____.

                                        HEALTHSPRING, INC.



                                        By:_________________________________
                                        Name:_______________________________
                                        Title:______________________________

Attest:


__________________________________
By:_______________________________



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